Exhibit 99.1

AUTOBYTEL REPORTS 2009 FIRST QUARTER FINANCIAL RESULTS

Significant Margin Improvement and Reduced Operating Expenses

Drive Improved Bottom Line Results; Cash Position Remains Strong

IRVINE, Calif., – April 23, 2009 – Autobytel Inc. (Nasdaq: ABTL), a leading automotive marketing services company, today announced financial results for its 2009 first quarter ended March 31, 2009, including significant margin improvement and reduction in the company’s net loss.

The company reported a net loss for the 2009 first quarter of $357,000, or $0.01 per share, compared with a net loss of $2.0 million, or $0.05 per share, including income from discontinued operations of $4.1 million, or $0.09 per diluted share, for the 2008 first quarter. For purposes of financial reporting, revenues and expenses related to the company’s AVV business, which was sold in the first quarter of 2008, have been accounted for in discontinued operations. Autobytel posted an operating loss for the 2009 first quarter of $504,000, compared with an operating loss of $6.6 million in the same period last year.

Gross profit margin for the 2009 first quarter improved to 36% from 33% for the 2008 first quarter, as cost of revenue declined to $8.9 million from $13.8 million for the prior-year period.

Total operating expenses for the 2009 first quarter were reduced by 52 % to $7.7 million from $16.1 million for the same period in 2008, excluding a $2.7 million credit to expense in both periods related to the company’s patent litigation settlement with Dealix Corporation, and $500,000 of severance expense in the first quarter of 2009. The $2.7 million reflects actual cash received in both periods, with the final payment of $2.7 million due in March 2010.

Revenue for the 2009 first quarter amounted to $13.9 million, compared with $20.7 million for the 2008 first quarter. Lead referral revenue declined approximately 33% from the prior year period, reflecting continued weakness in the overall economy and automotive sector, in which new U.S. light vehicle sales were down 38% year over year in the first quarter. Advertising revenue declined approximately 32% versus the prior year period.

Cash, cash equivalents and investments were $26.3 million at March 31, 2009, compared with $28.0 million at December 31, 2008. Autobytel’s balance sheet remains debt free.

“During the first quarter of 2009, we continued to focus on improving margins and cash flow on our path to returning Autobytel to profitability, and we made outstanding progress amidst continued external challenges related to the economy and automotive sector,” said Jeffrey Coats, Autobytel’s President and Chief Executive Officer. “Gross margins improved substantially as the result of aggressive cost cutting measures and our net loss was significantly reduced.

“In addition to delivering a solid quarter, as announced earlier today, we recently settled all remaining outstanding litigation related to our patents, providing us with enhanced and low-cost access to high quality automotive content and tools for our Web sites plus cash. In addition, some of this new content has never been available to us before, and will significantly enhance the user experience across our sites,” Coats said. “The settlements enable us to remove additional expenses from our business, while also allowing management to focus on the current priorities of strengthening our core lead referral business and continuing to drive toward long-term, sustainable profitability.” As a result of these settlements, the company also expects to receive the remaining $1.9 million in proceeds from the sale of its AVV business currently held in escrow that is not recorded on the balance sheet.

Conference Call

Autobytel management will host a conference call today at 5 p.m. ET/2 p.m. PT to discuss its 2009 first quarter financial results. The conference call will be available to all interested parties through a live webcast at www.autobytel.com (click on “Investor Relations” and then click on “Conference Calls”). Please visit the website at least 15 minutes prior to the start of the call to register and download any necessary software. For those unable to listen to the live broadcast, the call will be archived for one year on Autobytel’s website. A telephone replay of the call will also be available for approximately one week by dialing 800-642-1687 (domestic) or 706-645-9291 (international) and entering conference ID 95770175.

About Autobytel Inc.

Autobytel Inc. (“Autobytel” or the “Company”) is an automotive marketing services company that assists automotive dealers and manufacturers sell cars. By connecting consumers to automotive dealers and manufacturers through internet lead referral programs and on-line advertising, the Company provides automotive dealers and manufacturers with opportunities to efficiently market their vehicles to potential customers. The Company purchases from third party sites and generates from its owned websites consumer internet requests for pricing and availability for new and used vehicles as well as for vehicle financing (these consumer internet requests are referred to as “Leads”). The Company sells the Leads primarily to its automotive dealer and manufacturer customers. Leads are purchased from a network of supplier websites, such as Edmunds.com, Kelley Blue Book and Yahoo!. The Company owns consumer-facing automotive websites, including Autobytel.com®, Autoweb.com®, AutoSite.com®, Car.comsm, CarSmart.com®, CarTV.com®, and MyRide.com®, that provide consumers with information and tools to aid them with their automotive purchase decisions. In addition to advertising opportunities on its owned websites, the Company provides advertising opportunities for automotive manufacturers and other automotive advertisers through the Company’s marketing network, which includes the automotive sections of third party co-branded websites operated by the Company, such as ESPN.com and the Company’s AutoReach advertising network.

Forward-Looking Statement Disclaimer

The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws. These forward-looking statements, including, but not limited to, the company’s ability to continue to remove additional costs from its business, strengthen its core lead referral business and reach long-term, sustainable profitability, are not guarantees of future performance and involve certain assumptions and certain risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. Autobytel undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions, the financial condition of automobile manufacturers and dealers, the economic impact of terrorist attacks or military actions, increased dealer attrition, pressure on dealer fees, increased or unexpected competition, the failure of new products and services to meet expectations, failure to retain key employees or attract and integrate new employees, that actual costs and expenses exceed the charges taken by Autobytel, changes in laws and regulations, costs of legal matters, including, defending lawsuits and undertaking investigations and related matters, and other matters disclosed in Autobytel’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review our Annual Report on Form 10-K for the year ended December 31, 2008 and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect operating results and the market price of our stock.

# # #

(Financial tables follow)

Contact:

Media Relations

Crystal Hartwell, 949.437.4755

crystalh@autobytel.com

Investor Relations

Crystal Hartwell, 949.437.4755

crystalh@autobytel.com

PondelWilkinson Inc.

Roger Pondel/Laurie Berman, 310.279.5980

investor@pondel.com

AUTOBYTEL INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per-share data)

	March 31, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$25,772	$27,393
Accounts receivable, net of allowances for bad debts and customer credits of $1,353 and $1,277, respectively	8,616	10,047
Prepaid expenses and other current assets	1,206	1,378

Total current assets	35,594	38,818
Property and equipment, net	2,005	2,421
Investment and other assets	716	763

Total assets	$38,315	$42,002

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,753	$3,579
Accrued expenses and other current liabilities	3,020	6,432
Deferred revenues	1,485	1,835

Total current liabilities	8,258	11,846
Other non current liabilities	166	181

Total liabilities	8,424	12,027
Commitements and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 11,445,187 shares authorized; none outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized; 45,219,679 shares issued and outstanding	45	45
Additional paid-in capital	300,988	300,720
Unrealized gain from investment	573	568
Accumulated deficit	(271,715)	(271,358)

Total stockholders’ equity	29,891	29,975

Total liabilities and stockholders’ equity	$38,315	$42,002

AUTOBYTEL INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE LOSS

(Amounts in thousands, except per-share data)

	Three Months Ended March 31,
	2009	2008
Net revenues:
Lead fees	$12,152	$18,161
Advertising	1,687	2,499
Other revenues	31	37

Total net revenues	13,870	20,697
Cost of revenues (excludes depreciation of $37 in 2009 and $73 in 2008)	8,887	13,825

Gross profit	4,983	6,872
Operating expenses
Sales and marketing	2,640	5,195
Technology support	1,461	4,593
General and administrative	4,053	6,349
Patent litigation settlement	(2,667)	(2,667)

Total operating expenses	5,487	13,470

Operating loss	(504)	(6,598)
Interest and other income	147	512
Provision for income taxes	—	—

Loss from continuing operations	(357)	(6,086)
Discontinued operations, net	—	4,136

Net loss	$(357)	$(1,950)

Basic and diluted loss per common share:
Loss from continuing operations	$(0.01)	$(0.14)
Discontinued operations, net	—	0.09

Basic loss per common share	$(0.01)	$(0.05)

Comprehensive loss
Net loss	$(357)	$(1,950)
Unrealized gain	5	33

Comprehensive loss	$(352)	$(1,917)